EXHIBIT 21.1

DRIVE SHACK INC. SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation/Organization
1	IMPAC Commercial Assets Corporation	California
2	IMPAC Commercial Capital Corporation	California
3	IMPAC Commercial Holdings, Inc.	Maryland
4	NCT Holdings LLC	Delaware
5	Newcastle CDO V Corp.	Delaware
6	Newcastle CDO V Holdings LLC	Delaware
7	Newcastle CDO VI Corp.	Delaware
8	Newcastle CDO VI Holdings LLC	Delaware
9	Newcastle CDO VIII 1, Limited	Cayman Islands
10	Newcastle CDO VIII 2, Limited	Cayman Islands
11	Newcastle CDO VIII Holdings LLC	Delaware
12	Newcastle CDO VIII LLC	Delaware
13	Newcastle CDO IX 1, Limited	Cayman Islands
14	Newcastle CDO IX Holdings LLC	Delaware
15	Newcastle CDO IX LLC	Delaware
16	Newcastle Mortgage Securities LLC	Delaware
17	Newcastle Mortgage Securities Trust 2006-1	Delaware
18	Newcastle Mortgage Securities Trust 2007-1	Delaware
19	NIC CRA LLC	Delaware
20	NIC OTC LLC	Delaware
21	NIC SF LLC	Delaware
22	NIC Management LLC	Delaware
23	NIC SN LLC	Delaware
24	Xanadu Asset Holdings LLC	Delaware
25	NCT 2013 – VI Funding Ltd.	Cayman Islands
26	NCT 2013-VI Funding Investors LLC	Delaware
27	American Golf Group Holdings LLC	Delaware
28	Tower A LLC	Delaware
29	Tower C LLC	Delaware
30	Vineyards Holdings LLC	Delaware
31	American Golf Partners LLC	Delaware
32	NGP Realty Sub GP, LLC	Delaware
33	NGP Realty Sub, L.P.	Delaware
34	AGC Mezzanine Pledge LLC	Delaware
35	New AGC LLC	Delaware
36	American Golf Corporation	California
37	American Golf of Atlanta	Georgia
38	CW Golf Partners LP	California
39	Golf Enterprises Inc.	Kansas
40	Persimmon Golf Club LLC	Delaware
41	Newcastle 2014-MH1 Property Owner LLC	Delaware

	Subsidiary	Jurisdiction of Incorporation/Organization
42	Drive Shack Holdings LLC	Delaware
43	NIC Taberna LLC	Delaware
44	AG Los Coyotes LLC	California
45	AGC Field Operations LLC	Delaware
46	AGC Realty LLC	Delaware
47	Drive Shack Orlando LLC	Delaware
48	Drive Shack Richmond LLC	Delaware
49	American Golf of Glendale Inc.	California
50	Drive Shack Raleigh LLC	Delaware
51	Drive Shack Palm Beach LLC	Delaware
52	Drive Shack Phoenix LLC	Delaware